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                                                                     Exhibit 11
                    WABAN INC. AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (Unaudited)
                                  Thirteen Weeks Ended   Twenty-Six Weeks Ended
                                 ----------------------  ----------------------
                                   July 30,    July 31,   July 30,    July 31,
                                     1994        1993       1994        1993
                                 ----------  ----------  ----------  ----------
Net income as reported          $21,142,000 $13,704,000 $30,271,000 $19,034,000
                                 ==========  ==========  ==========  ==========
Net income used for primary
computation                     $21,142,000 $13,704,000 $30,271,000 $19,034,000

Add (where dilutive):
  Tax effected interest
  and amortization
  of debt expense on
  convertible debt                1,091,000   1,102,000   2,176,000   2,204,000
                                 ----------  ----------  ----------  ----------
Net income used for fully
 diluted computation            $22,233,000 $14,806,000 $32,447,000 $21,238,000
                                 ==========  ==========  ==========  ==========
Weighted average number of
common shares outstanding        33,135,538  33,103,701  33,119,636  33,073,793

Add (where dilutive):
  Assumed exercise of those
  options that are common
  stock equivalents net
  of treasury shares
  deemed to have been
  repurchased                       243,140      77,555     258,078      87,469
                                 ----------  ----------  ----------  ----------
Weighted average number of
  common and common equivalent
  shares outstanding, used for
  primary computation            33,378,678  33,181,256  33,377,714  33,161,262

Add (where dilutive):
  Assumed exercise of
  convertible debt                4,387,879   4,387,879   4,387,879   4,387,879
                                 ----------  ----------  ----------  ----------

Adjusted shares outstanding
  used for fully diluted
  computation                    37,766,557  37,569,135  37,765,593  37,549,141
                                 ==========  ==========  ==========  ==========
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